ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

RennovaHealth

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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| CUSIP | XXXXXX XX X | |
|---|---|---|
| Holder ID | XXXXXXXXXX | |
| Insurance Value | 1,000,000.00 | |
| Number of Shares | 123456 | |
| DTC | 12345678 | 123456789012345 |

| Certificate Numbers | Num/No. | Denom. | Total |
|---|---|---|---|
| 1234567890/1234567890 | 1 | 1 | 1 |
| 1234567890/1234567890 | 2 | 2 | 2 |
| 1234567890/1234567890 | 3 | 3 | 3 |
| 1234567890/1234567890 | 4 | 4 | 4 |
| 1234567890/1234567890 | 5 | 5 | 5 |
| 1234567890/1234567890 | 6 | 6 | 6 |
| Total Transaction | | | 7 |

**COMMON STOCK**

PAR VALUE $0.01

**COMMON STOCK**

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Certificate Number
ZQ00000000

Shares
**000000**
***000000**
****000000**
*****000000**
******000000**

# RennovaHealth

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP 759757 10 7

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of **ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO**

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE OF

**Rennova Health, Inc. hereinafter** referable to as the "Corporation" transferable on the book of the Corporation by the holder hereof in person or by duly authorized attorney upon surrendered of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies or which are on file at the office of the Transfer Agent. This certificate is not valid unless countersigned by the Transfer Agent.

**Witness** the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Seamus Lagan
Chief Executive Officer

SC Sainsbury
Secretary

RENNOVA HEALTH, INC.
CORPORATE
SEAL
SEPT. 20, 1995
DELAWARE

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
**COMPUTERSHARE TRUST COMPANY, N.A.**
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

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RENNOVA HEALTH, INC.

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, AS ESTABLISHED, FROM TIME TO TIME, BY THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AND BY THE CERTIFICATE OF DESIGNATION AND THE NUMBER OF SHARES CONSTITUTING EACH CLASS AND SERIES AND THE DESIGNATIONS THEREOF, MAY BE OBTAINED BY THE HOLDER HEREOF UPON REQUEST AND WITHOUT CHARGE FROM THE CORPORATION AT ITS PRINCIPAL OFFICE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

| | | | |
|---|---|---|---|
| TEN COM | - as tenants in common | UNIF GIFT MIN ACT | - ............ (Cust) ............ Custodian ............ (Minor) ............ under Uniform Gifts to Minors Act ............ (State) |
| TEN ENT | - as tenants by the entireties | | |
| JT TEN | - as joint tenants with right of survivorship and not as tenants in common | UNIF TRF MIN ACT | - ............ (Cust) ............ Custodian (until age ............) ............ (Minor) ............ under Uniform Transfers to Minors Act ............ (State) |

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

_______________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

_______________________________________________

_______________________________________________

_______________________________________________ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________ 20 ____________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

**If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.**

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